UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2012 (February 28, 2012)

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL 33607 (813) 421-7600

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Officers

On February 28, 2012, the Board of Directors of Walter Investment Management Corp. (the “Company”) approved the recommendation of its Compensation and Human Resources Committee to award options to purchase common stock of the Company (“Stock Options”) pursuant to its 2011 Omnibus Incentive Plan to the following named executive officers and certain other senior executive officers in the amounts stated in the following table:

	September 30,	September 30,
Employee	Title	No. Stock Options Awarded
Mark O’Brien	CEO	112,727
Charles Cauthen	CFO & COO	47,345
Denmar Dixon	EVP Business Development (NEO)	47,120
Kimberly Perez	SVP & CAO (NEO)	15,218
Stuart D. Boyd	VP, GC and SEC (NEO)	31,113
Brian Libman	Chief Strategy Officer	33,818
Keith Anderson	CEO & Pres. Green Tree	47,571

The Stock Options have an exercise price of $20.57, this being the average of the high and the low selling price of Company stock on the date of the award. The Stock Options vest in approximately equal, one third amounts each year beginning on February 28, 2013, and expire on February 28, 2019. Other terms and conditions of the awards are consistent with those of prior stock option awards made by the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 28, 2012, the Company’s Board of Directors approved the recommendation of the Company’s Nominating and Corporate Governance Committee to make certain amendments to the Company’s Bylaws, effective as of February 28, 2012.

The majority of the changes were non-substantive and consist primarily of editorial changes intended to clarify the Bylaws. In addition, Sections 11(a)(3)(iii) and (iv), and 11(c) were amended to provide for additional information that a stockholder proposing the nomination of a director to the Board of Directors must provide in connection with such a nomination. The foregoing is a summary description of the changes made to the Company’s Bylaws and is not intended, nor should it be relied upon as a complete description of the amendments made. A copy of the amended Bylaws is attached hereto as Exhibit 99.1 and incorporated by reference herein. The reader is encouraged to review the full text of the amended Bylaws.

Item 8.01 Other Events.

On March 5, 2012, the Company issued a press release announcing that the Company’s 2012 annual meeting of stockholders will be held on May 3, 2012 at the Grand Hyatt Tampa Bay in Tampa, Florida. Stockholders of record on March 23, 2012 will be entitled to vote at the meeting. A copy of the press release is attached hereto as Exhibit 99.2.

The information provided pursuant to these Items 5.02(e), 5.03 and 8.01, including items 99.1 and 99.2, are “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Amended and Restated Bylaws

99.2	Press Release dated March 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: March 5, 2012	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary

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